                                                                    EXHIBIT 99.2

                          UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

         The following unaudited pro forma combined condensed financial statements are based upon the consolidated financial statements of Berkshire Hathaway Inc. ("Registrant") and GEICO Corporation ("GEICO"), combined and adjusted to give effect to the merger on January 2, 1996 ("Merger Date"), of an indirect wholly-owned subsidiary of Registrant with and into GEICO. The merger was consummated pursuant to an Agreement and Plan of Merger dated August 25, 1995 (the "Agreement"). Pursuant to the Agreement each issued and outstanding common share of GEICO, except shares held by Registrant's subsidiaries and GEICO, was converted into the right to receive $70.00 per share or an aggregate amount of $2.33 billion ("Merger Consideration"). The amount of the Merger Consideration was determined based upon the 33,284,733 common shares held by the public on the Merger Date. As of the Merger Date, subsidiaries of Registrant owned 34,250,000 common shares of GEICO, acquired in 1980 and earlier years for an aggregate cost of $45.7 million.

          The following unaudited pro forma combined condensed balance sheet at December 31, 1995 gives effect to the merger as if it had occurred on such date. The following unaudited pro forma combined condensed statement of earnings for the year ended December 31, 1995 gives effect to the merger as if it had occurred as of the beginning of that year. The unaudited pro forma balance sheet and statement of earnings are not necessarily indicative of the financial position or results of operations of Registrant had the acquisition been consummated on the dates indicated.

         The merger will be accounted for by the purchase method and, therefore, assets and liabilities of GEICO will be recorded in Registrant's consolidated financial statements at their fair values. The excess of the purchase cost over the fair value of net assets acquired at the Merger Date will be recorded as goodwill. Registrant has not completed its study of fair values of assets and liabilities of GEICO, so the final allocations may be different than as shown in the pro forma financial statements.

         The accompanying unaudited pro forma combined condensed financial statements include adjustments which result in consolidation of previously owned investments in GEICO on a "step-by-step" basis, in accordance with the provisions of Accounting Research Bulletin 51 "Consolidated Financial Statements," ("ARB 51"). Accordingly, as of the Merger Date, Registrant will change its method of accounting with respect to its previously owned investment of 34,250,000 shares of GEICO common stock. Prior to the Merger Date the investment was classified as an available-for-sale security and carried at fair value in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"). As disclosed in the following pro forma combined condensed balance sheet, the change in accounting results in a decrease in shareholders' equity of $478 million.

         On October 16, 1995, the Financial Accounting Standards Board issued a proposed statement of financial accounting standards entitled "Consolidated Financial Statements: Policy and Procedures" ("Exposure Draft") which would change certain financial statement consolidation procedures. The Exposure Draft, if adopted by the FASB, would supersede ARB 51 and, among its provisions, require recognition in earnings of unrealized gains of such earlier GEICO investments. The Registrant believes that adoption of the provisions of the Exposure Draft would increase pro forma consolidated shareholders' equity and goodwill related to this transaction by at least $478 million from amounts recorded under the provisions of ARB 51.





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

                                                                    EXHIBIT 99.2



                            BERKSHIRE HATHAWAY INC.
                                    FORM 8-K

                   Pro Forma Combined Condensed Balance Sheet
                            Historical and Pro forma
                                  (Unaudited)
                            As of December 31, 1995



                                                                               (Dollars in millions)
                                                                         Historical
                                                                  -------------------------    Pro forma
                                                                   Berkshire      GEICO       Adjustments        Pro forma
                                                                  -----------   -----------   -----------        ---------
                             ASSETS

               Cash and cash equivalents  . . . . . . . . . .      $ 2,703.8      $   391.6   $(2,337.1)(a)      $   758.3
               Investments:
                 Securities with fixed maturities   . . . . .        1,423.2        3,680.8                        5,104.0
                 Marketable equity securities   . . . . . . .       22,235.0          971.1    (2,393.2)(b)       20,812.9
               Receivables  . . . . . . . . . . . . . . . . .          718.9          495.0                        1,213.9
               Goodwill   . . . . . . . . . . . . . . . . . .          672.0                    1,621.7 (d)        2,293.7
               Other assets   . . . . . . . . . . . . . . . .        2,175.9          257.0                        2,432.9
                                                                   ---------      ---------   ---------          ---------
                                                                   $29,928.8      $ 5,795.5   $(3,108.6)         $32,615.7
                                                                   =========      =========   =========          =========

               LIABILITIES AND SHAREHOLDERS' EQUITY

               Property and casualty insurance
                     policyholder liabilities . . . . . . . .      $ 4,629.7      $ 3,025.8                      $ 7,655.5
               Income taxes, principally deferred   . . . . .        5,588.5           49.4    $  (764.3)(h)       4,873.6
               Borrowings under investment
                     agreements and other debt  . . . . . . .        1,061.7          434.4         43.3 (c)       1,475.5
                                                                                                   (63.9)(e)
               Other liabilities  . . . . . . . . . . . . . .        1,167.3          417.5          8.7 (c)       1,607.8
                                                                                                    14.3 (e)
                                                                  ----------      ---------    ---------         ---------
                                                                    12,447.2        3,927.1       (761.9)         15,612.4
                                                                   ---------      ---------    ---------         ---------

               Minority shareholders' interests   . . . . . .          264.5                                         264.5
                                                                  ----------      ----------   ---------         ---------

               Total shareholders' equity   . . . . . . . . .       17,217.1        1,868.4     (1,868.4)(f)      16,738.8
                                                                                                  (478.3)(g)
                                                                 -----------      ---------    ---------         ---------

                                                                   $29,928.8      $ 5,795.5    $(3,108.6)        $32,615.7
                                                                   =========      =========    =========         =========





See accompanying notes to unaudited pro forma combined condensed financial statements.





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

                                                                    EXHIBIT 99.2




                            BERKSHIRE HATHAWAY INC.
                                    FORM 8-K

               Pro Forma Combined Condensed Statement of Earnings
                            Historical and Pro forma
                                  (Unaudited)
                      For the year ended December 31, 1995



                                                                        (Dollars in millions, except per share amounts)
                                                                          Historical
                                                                  -------------------------    Pro forma
                                                                   Berkshire       GEICO      Adjustments         Pro forma
                                                                  -----------   -----------   -----------         ---------
               REVENUES:
                 Sales and service revenues   . . . . . . . .      $ 2,755.9                                       $2,755.9
                 Insurance premiums earned  . . . . . . . . .          957.5      $ 2,787.0                         3,744.5
                 Interest and dividend income   . . . . . . .          474.8          240.7     $ (139.8)(i)          525.7
                                                                                                   (37.0)(j)
                                                                                                   (13.0)(k)
                 Income from investment in Salomon Inc  . . .           78.8                                           78.8
                 Income from finance businesses   . . . . . .           26.6                                           26.6
                 Realized investment gain   . . . . . . . . .          194.1           21.6                           215.7
                                                                   ---------       --------     --------           --------
                                                                     4,487.7        3,049.3       (189.8)           7,347.2
                                                                   ---------       --------     --------           --------
               COST AND EXPENSES:
                 Cost of products and services sold   . . . .        1,706.7                                        1,706.7
                 Insurance losses and loss adjustment
                     expenses . . . . . . . . . . . . . . . .          612.0        2,254.2                         2,866.2
                 Insurance underwriting expenses  . . . . . .          325.0          452.4         (1.1)(k)          776.3
                 Selling, general and administrative
                     expenses . . . . . . . . . . . . . . . .          775.9                        41.0 (m)          816.9
                 Interest expense   . . . . . . . . . . . . .           59.3           34.4         (2.8)(k)           90.9
                                                                   ---------      ---------    ---------           --------
                                                                     3,478.9        2,741.0         37.1            6,257.0
                                                                   ---------      ---------    ---------           --------

               EARNINGS BEFORE INCOME TAXES AND MINORITY
                     INTEREST . . . . . . . . . . . . . . . .        1,008.8          308.3       (226.9)           1,090.2
                 Income taxes   . . . . . . . . . . . . . . .          270.3           60.7        (54.7)(n)          276.3
                 Minority interest  . . . . . . . . . . . . .           13.3                                           13.3
                                                                   ---------       --------      -------           --------
               NET EARNINGS   . . . . . . . . . . . . . . . .      $   725.2       $  247.6      $(172.2)          $  800.6
                                                                   =========       ========      =======           ========


                 Average shares outstanding   . . . . . . . .      1,187,102                                       1,187,102

               NET EARNINGS PER SHARE   . . . . . . . . . . .         $611                                           $674
                                                                      ====                                           ====





See accompanying notes to unaudited pro forma condensed financial statements.





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

                                                                    EXHIBIT 99.2



                            BERKSHIRE HATHAWAY INC.
                                    FORM 8-K

                         Notes To Unaudited  Pro Forma
                    Combined Condensed Financial Statements
                             (Dollars in millions)



         Pro forma adjustments giving effect to the merger in the unaudited pro forma combined condensed balance sheet reflect the following:

(a) Reflects liquidation of certain cash and cash equivalent balances to fund the payment of the Merger Consideration and certain merger related costs.

(b) Elimination of the Registrant's investment in common stock of GEICO which was previously carried at fair value in accordance with FAS 115.

(c) Estimated fair value adjustment related to term debt and certain other liabilities of GEICO.

(d) Excess of Merger Consideration and the cost of previously owned common stock accounted for on a step-by-step basis over the fair value of GEICO's net assets.

(e) Elimination of certain GEICO borrowings resulting from the termination of GEICO's Employee Stock Ownership Plan and recognition of liabilities for certain merger related costs.

(f)      Elimination of GEICO's shareholders' equity.

(g) Reduction of shareholders' equity for the net unrealized gain related to the investment in GEICO common stock previously carried at fair value in accordance with FAS 115 partially offset by an increase in shareholders' equity for the Registrant's share of undistributed earnings and net unrealized investment gain of GEICO pursuant to the step-by-step acquisition accounting method.

(h)      Adjustment of income tax liability related to adjustments (b), (c),
         (e) and (g) above.



         Pro forma adjustments giving effect to the merger in the unaudited pro forma combined condensed statements of income reflect the following:

(i) Reduction in interest income to recognize estimated cost of funds used for the Merger Consideration.

(j) Reduction in dividend income to reflect elimination of dividends earned from previously owned investments in GEICO common stock.

(k) Reduction in interest income, interest expense and underwriting expense due to purchase accounting adjustments related to GEICO's investments in securities with fixed maturities, term debt and certain other liabilities, respectively.

(m) Amortization of goodwill arising from the merger computed on a straight line basis over 40 years.

(n)      Income tax effects of pro forma adjustments.





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